                                                                   EXHIBIT 10.1

                           AMENDMENT TO LOAN AGREEMENT

This Amendment to Loan Agreement is made on September 27, 2006 ("Effective Date") between FAMILY HOME HEALTH SERVICES INC., a Nevada corporation ("Borrower"), of 801 W. Ann Arbor Trail, Suite 200, Plymouth, Michigan 48170-1694 and COMERICA BANK, a Michigan banking corporation ("Bank"), whose address is 500 Woodward Avenue, Detroit, Michigan 48226.

PRELIMINARY STATEMENT: Borrower and Bank entered into an Amended and Restated Loan Agreement dated April 5, 2006 ("Loan Agreement") providing terms and conditions governing certain loans and other credit accommodations extended by Bank to Borrower ("Indebtedness"). Borrower and Bank have agreed to amend the terms of the Loan Agreement as provided in this Amendment. Borrower has requested that Bank make additional loans or other credit available under the Loan Agreement.

AGREEMENT:  Accordingly, Borrower and Bank agree as follows:

1. Capitalized Terms. In this Amendment, capitalized terms that are used without separate definition shall have the meanings given to them in the Loan Agreement.

2. Amendments. The Loan Agreement is amended as follows:

         2.1 The following term, defined in the Loan Agreement, is given the following amended definition:

                  "Line of Credit Amount" means, as of any applicable date of determination, One Million Eight Hundred Thousand Dollars ($1,800,000).

         2.2 Section 6.16 is added to the Agreement and shall read as follows:

                  "6.16 Mandatory Prepayment. Upon the earlier of (a) the receipt of additional equity from Barron or (b) December 31, 2006, Borrower shall prepay the Term Loan so that the outstanding principal balance of the Term Loan is less than $1,500,000."

3. Representations. Borrower represents and agrees that:

         3.1 Except as expressly modified in this Amendment, the representations, warranties, and covenants set forth in the Loan Agreement and in each related document, agreement, and instrument remain true and correct, continue to be satisfied in all respects, and are legal, valid and binding obligations with the same force and effect as if entirely restated in this Amendment.

         3.2 When executed, this Amendment will be a duly authorized, legal, valid, and binding obligation of Borrower enforceable in accordance with its terms.

         3.3 There is no default continuing under the Loan Agreement, or any related document, agreement, or instrument, and no event has occurred or condition exists that is or, with the giving of notice or lapse of time or both, would be such a default.

4. Conditions. The effectiveness of this Amendment is conditioned upon Borrower's payment of a $5,000 amendment fee to Bank and delivery to Bank of all documents required by Bank.

5. Waiver of Default. Bank waives any default or Event of Default under the Loan Agreement arising out of Borrower's failure to comply with Sections 6.2 and 6.3 for the periods ending December 31, 2005, March 31, 2006 and June 30, 2006, ("Identified Default") but not for any subsequent time or period. This provision is not a waiver of or consent to any other event, condition, transaction, act or omission whether related or unrelated to the Identified Default.

6. No Other Changes. Except as specifically provided in this Amendment, it does not vary the terms and provisions of any note, mortgage, security agreement, or other document, instrument, or agreement evidencing, securing or relating to the Indebtedness or the Loan Agreement ("Loan Documents"). This Amendment shall not impair the rights, remedies, and security given in and by the Loan Documents. The terms of this Amendment shall control any conflict between its terms and those of the Loan Agreement.

7. Ratification. Except for the modifications under this Agreement, the parties ratify and confirm the Loan Agreement and the Loan Documents and agree that they remain in full force and effect.

8. Further Modification; No Reliance. This Amendment may be altered or modified only by written instrument duly executed by Borrower and Bank. In executing this Amendment, Borrower is not relying on any promise or commitment of Bank that is not in writing signed by Bank.

9. Confirmation of Lien Upon Collateral. Borrower acknowledges and agrees that the obligations of Borrower under the Loan Agreement and the Loan Documents and the individual advances under the Indebtedness, are secured by the Collateral (as defined in the Loan Agreement) and that the Loan Agreement and the Loan Documents constitute valid, legal, and binding agreements and obligations of Borrower. The Collateral is and shall remain subject to and encumbered by the lien, charge, and encumbrance of any applicable Loan Document, and nothing herein contained shall affect or be construed to affect the lien or encumbrance created by any applicable Loan Document respecting the Collateral, or its priority over other liens or encumbrances.

10. Successors and Assigns. This Amendment shall inure to the benefit of and be binding upon the parties and their respective successors and assigns.

11. Governing Law. The parties agree that the terms and provisions of this Amendment shall be governed by and construed in accordance with the internal laws of the State of Michigan, without regard to principles of conflicts of law.

12. No Defenses. Borrower acknowledges, confirms, and warrants to Bank that as of the date hereof Borrower has absolutely no defenses, claims, rights of set-off, or counterclaims against Bank under, arising out of, or in connection with, this Amendment, the Loan Agreement, the Loan Documents and/or the individual advances under the Indebtedness, or against any of the indebtedness evidenced or secured thereby.

13. Expenses. Borrower shall promptly pay all out-of-pocket fees, costs, charges, expenses, and disbursements of Bank incurred in connection with the preparation, execution, and delivery of this Amendment, and the other documents contemplated by this Amendment.

14. Counterparts. This Amendment may be executed in one or more counterparts, and by separate parties on separate counterparts, all of which shall constitute one and the same agreement.

This Amendment to Loan Agreement is executed and delivered as of the Effective Date.

COMERICA BANK                              FAMILY HOME HEALTH SERVICES INC.



By:                                        By:
    -----------------------------              --------------------------------
       Timothy J. Campbell                          Kevin Ruark
Its:   Vice President                      Its:     CEO



                    ACKNOWLEDGEMENT AND CONSENT OF GUARANTORS

         Each of the undersigned has guaranteed the payment and performance of the Indebtedness by Borrower pursuant to Guaranty dated November 10, 2005. Each of the undersigned acknowledges and consents to the execution, delivery and performance of the foregoing Amendment to Loan Agreement and agrees that its guaranty remains in full force and effect.

Signature:
           -----------------------------
Name:    Kevin Ruark
Dated:
       ---------------------------------

Signature:
           -----------------------------
Name:    James Pilkington
Dated:
       ---------------------------------




                                      -3-